EXHIBIT A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Benson Hill, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: February 11, 2022

GV 2017, L.P.
By: GV 2017 GP, L.P., its General Partner
By: GV 2017 GP, L.L.C., its General Partner
By: Alphabet Holdings LLC, its Sole Member

By:	/s/ Kathryn W. Hall
Name: Kathryn W. Hall
Title: Secretary

GV 2017 GP, L.P.
By: GV 2017 GP, L.L.C., its General Partner
By: Alphabet Holdings LLC, its Sole Member

By:	/s/ Kathryn W. Hall
Name: Kathryn W. Hall
Title: Secretary

GV 2017 GP, L.L.C
By: Alphabet Holdings LLC, its Sole Member

By:	/s/ Kathryn W. Hall
Name: Kathryn W. Hall
Title: Secretary

GV 2019, L.P.
By: GV 2019 GP, L.P., its General Partner
By: GV 2019 GP, L.L.C., its General Partner
By: Alphabet Holdings LLC, its Sole Member

By:	/s/ Kathryn W. Hall
Name: Kathryn W. Hall
Title: Secretary

GV 2019 GP, L.P.
By: GV 2019 GP, L.L.C., its General Partner
By: Alphabet Holdings LLC, its Sole Member

By:	/s/ Kathryn W. Hall
Name: Kathryn W. Hall
Title: Secretary

GV 2019 GP, L.L.C.
By: Alphabet Holdings LLC, its Sole Member

By:	/s/ Kathryn W. Hall
Name: Kathryn W. Hall
Title: Secretary

Alphabet Holdings LLC

By:	/s/ Kathryn W. Hall
Name: Kathryn W. Hall
Title: Secretary

XXVI Holdings Inc.

By:	/s/ Kathryn W. Hall
Name: Kathryn W. Hall
Title: Assistant Secretary

Alphabet Inc.

By:	/s/ Kathryn W. Hall
Name: Kathryn W. Hall
Title: Assistant Secretary